UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2008

Triad Guaranty Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22342	56-1838519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Stratford Road

Winston-Salem, North Carolina 27104

(Address of principal executive offices) (zip code)

(336)  723-1282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 22, 2008, in accordance with the terms of the Agreement (defined below) between Ronnie D. Kessinger and Triad Guaranty Inc. (“Triad”), Mr. Kessinger resigned as Senior Executive Vice President and Assistant to the President and Chief Executive Officer, effective January 31, 2008. He will continue to serve as a member of the board of directors ofTriad Guaranty Insurance Corporation Canada, which is the only Triad subsidiary for which he currently serves as director. At Triad’s request and pursuant to the terms of the Agreement, following his resignation Mr. Kessinger may work for Triad up to ten hours per month at a rate of $300 per hour until January 1, 2009.

Mr. Kessinger has been employed by Triad on a month-to-month, part-time basis since the expiration on June 15, 2007 of the Second Amendment to Employment Agreement between Ronnie D. Kessinger and Triad Guaranty Inc., dated January 18, 2007, which amended that certain Employment Agreement between Mr. Kessinger and Triad, dated as of January 6, 2006, as amended by the Amendment to Employment Agreement between Ronnie D. Kessinger and Triad Guaranty Inc., dated July 15, 2006 (together, the “Agreement”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triad Guaranty Inc.

/s/ Kenneth S. Dwyer
January 25, 2008	Kenneth S. Dwyer
Vice President and Chief Accounting Officer